UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/09/2008

Fairchild Semiconductor International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15181

Delaware	043363001
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

82 Running Hill Road
South Portland, Maine 04106
(Address of principal executive offices, including zip code)

207-775-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On June 10, 2008, we completed the redemption of all our outstanding 5% Convertible Senior Subordinated Notes Due November 1, 2008 (the "Notes") issued through our wholly-owned subsidiary Fairchild Semiconductor Corporation ("Fairchild Corporation"), as previously announced by us in our current report on Form 8-K submitted on May 19, 2008. The Notes were redeemed by Fairchild Corporation at a redemption price equal to 100% of the principal amount outstanding, $199,988,000, plus accrued and unpaid interest to the redemption date. Consequently, on June 9, 2008, Fairchild Corporation terminated, cancelled and discharged all of its obligations under the Notes and under the Indenture dated as of October 31, 2001, by and among us, Fairchild Corporation, Fairchild Semiconductor Corporation of California, QT Optoelectronics, Inc., QT Optoelectronics, Kota Microcircuits, Inc. and The Bank of New York Trust Company, N.A. (as successor trustee to The Bank of New York), which governed the Notes.

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in item 1.02 above is incorporated herein by this reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

Date: June 12, 2008	By:	/s/ Paul D. Delva
Paul D. Delva
Sr. V.P., General Counsel and Secretary